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                                                                    EXHIBIT 24.2

                          THE WILLIAMS COMPANIES, INC.

                             SECRETARY'S CERTIFICATE

         I, the undersigned, SUZANNE H. COSTIN, Secretary of THE WILLIAMS COMPANIES, INC., a Delaware corporation (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on September 20, 2001, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted:

                           WHEREAS on September 19, 1993, authorization was
                  given to the officers of the Company to execute and file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-8 and all amendments and supplements thereto, all required exhibits and documents in connection therewith, any prospectus contained therein and all amendments or supplements thereto with respect to not more than four hundred sixty-one thousand seven hundred eighty-four (461,784) shares of Common Stock, one dollar ($1.00) par value, and associated Preferred Stock purchase rights, of the Company to be offered for sale to the employees of the Company in accordance with the terms and provisions of the Company's Investment Plus Plan and to make all such payments and to do or cause to be done all other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required;

                           WHEREAS a Registration Statement on Form S-8 as
                  described in the preceding recital (the "Form S-8") was filed with the SEC on December 17, 1993, and became effective shortly thereafter;

                           WHEREAS the officers of the Company have requested
                  that the number of shares of Common Stock, and associated Preferred Stock purchase rights, authorized to the issued and/or sold, from time to time, under the terms and provisions of the Company's Investment Plus Plan be increased by ten million (10,000,000) shares;

                           NOW THEREFORE BE IT RESOLVED that authorization be,
                  and hereby is, given for the issuance and/or sale, from time to time, of up to an additional ten million (10,000,000) shares of the Company's authorized but unissued Common Stock, one dollar ($1.00) par value, and associated Preferred Stock purchase rights, under the terms and provisions of the Company's Investment Plus Plan (the "Plan").


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                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized to execute and file with the SEC under the Securities Act, an amendment or supplement to the Form S-8 or other Securities Act registration form as may be considered appropriate, and all amendments and supplements thereto, all required exhibits and documents in connection therewith, the prospectus contained therein and all amendments or supplements thereto with respect to an additional ten million (10,000,000) shares of the Company's authorized but unissued Common Stock, one dollar ($1.00) par value, and associated Preferred Stock purchase rights, of the Company to be issued in accordance with the terms and provisions of the Plan and to make all such payments and to do or cause to be done all other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Form S-8 or such other Securities Act registration form as may be considered appropriate, and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

                           RESOLVED that the form of power of attorney submitted
                  to this meeting for use in connection with the execution and filing for and on behalf of the Company of the Form S-8 referred to in the immediately preceding resolution and any amendments or supplements thereto is hereby approved and the Chairman of the Board, the President or any Vice President of the Company be, and hereby is, authorized to execute said power of attorney in the form so presented by, for and on behalf of the Company.

                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized in the name and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefore) of such securities for issue, offer, sale or trade under the Blue Sky or securities laws of any state of the United States of America or elsewhere, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorney to receive service of process and other papers and instruments which may be required under such applications, reports, consents to service of process, appointments of attorney to receive service of process and other papers and instruments which may be required under such laws and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law.

                           RESOLVED that the Chairman of the Board, the
                  President, any Vice President, the Secretary or any Assistant Secretary of this



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                  Company be, and they hereby are, authorized to execute and deliver on behalf of this Company applications for the listing of an additional ten million (10,000,000) shares of the Company's Common Stock reserved for issuance and/or sale under the terms of the Plan together with associated Preferred Stock purchase rights, on the New York Stock Exchange and the Pacific Stock Exchange and said officers are further authorized to take all such action and to file with such exchanges all such documents as may be necessary in order to accomplish the same.

                           RESOLVED that the Chairman of the Board, the
                  President, any Vice President, the Secretary or any Assistant Secretary or any one or more of them be, and they hereby are, authorized and empowered to appear before the New York Stock Exchange and the Pacific Stock Exchange or any committees or any representatives of such exchanges with authority to present such applications for listing and to make such changes in such applications or in any amendments relative thereto and to furnish such information in connection therewith as may be necessary or advisable to conform with the requirements for the listing of such Common Stock on said New York Stock Exchange and Pacific Stock Exchange.

                           RESOLVED that EquiServe Trust Company, N.A., transfer
                  agent for the Company, as agent for the transfer of certificates of the Company's Common Stock, one dollar ($1.00) par value, be, and hereby is, authorized (1) to record, countersign and deliver to EquiServe Trust Company, N.A. as registrar, certificates for shares of Common Stock, one dollar ($1.00) par value, of the Company to be issued as authorized under the terms of the Plan; (2) to deliver such certificates when countersigned by such registrar or co-registrar; and (3) from time to time to make transfers of certificates for such shares of Common Stock with the same authority and upon the terms and conditions as to such additional shares of Common Stock as are fully set forth in the resolutions previously adopted by the Board of Directors of the Company with respect to presently outstanding Common Stock of the Company.

                           RESOLVED that EquiServe Trust Company, N.A., as
                  registrar for registration of the Company's Common Stock, one dollar ($1.00) par value, be, and hereby is, authorized and directed to record, when presented by EquiServe Trust Company, N.A., transfer agent, of the Company's Common Stock, and register transfers of certificates for shares of the Company's Common Stock to be issued as authorized under the terms of the Plan with the same authority and upon the same terms and conditions as to such shares of Common Stock as are fully set forth in resolutions previously adopted by the Board of Directors of the Company with respect to the presently outstanding Common Stock of the Company.


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                           RESOLVED that the officers of this Company be, and
                  each hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company and under its corporate seal or otherwise and to pay such fees and expenses as shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

         I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of The Williams Companies, Inc. this 3rd day of April, 2002.


                                            /s/ SUZANNE H. COSTIN
                                            ------------------------------------
                                            Suzanne H. Costin
                                            Secretary

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